SCHEDULE 14A
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                                   Securities
                              Exchange Act of 1934

Filed by the Registrant                    |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement            |_| Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11 or ss.240.14a-12

                       DISPATCH MANAGEMENT SERVICES CORP.
                (Name of Registrant as Specified in its Charter)

                                      SAME
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                       DISPATCH MANAGEMENT SERVICES CORP.

                         1981 Marcus Avenue, Suite C131
                          Lake Success, New York 11042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of common stock, par value $.01 per share ("Common Stock"), of Dispatch Management Services Corp. (the "Company"), will be held at the Roslyn Claremont Hotel, 1221 Old Northern Boulevard, Roslyn, New York 11576, on June 15, 2000, at 9:00 a.m. local time, to consider and take action with respect to the following:

      1. To elect a class of two directors each for a term of three years, to serve until their successors shall be elected and qualified.

      2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000.

      3. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Holders of Common Stock of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                        By Order of the Board of Directors,

                                        H. Steve Swink
                                        Chairman and Chief Executive Officer

Dated:  April 28, 2000

                             YOUR VOTE IS IMPORTANT.
                   PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY
                  CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       DISPATCH MANAGEMENT SERVICES CORP.

                         1981 Marcus Avenue, Suite C131
                          Lake Success, New York 11042

                                 PROXY STATEMENT

                            Mailed on April 28, 2000

           Annual Meeting of Stockholders to be held on June 15, 2000

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dispatch Management Services Corp. (the "Company") to be used at the Annual Meeting of the holders of common stock, par value $.01 per share (the "Common Stock"), of the Company to be held on June 15, 2000 and at any adjournment thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

      The Board of Directors of the Company (the "Board") has fixed the close of business on April 17, 2000 as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or telegraph. The Company may pay persons holding shares for others their expenses in sending proxy material to their principals.

                                  VOTING RIGHTS

      Only stockholders as of the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 12,316,145 shares of Common Stock. There are no other outstanding classes of voting securities of the Company. Each holder of a share of Common Stock is entitled to one vote per share on each matter presented at the Annual Meeting.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

      The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter is required to ratify the appointment of the independent accountants.

      Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the nominees as directors named in this Proxy Statement, and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Shares represented by proxies which are marked "WITHHELD" with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" will be considered to be in person or represented by proxy for quorum purposes.

      Under the American Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on some routine matters when they have not received instructions from beneficial owners and, therefore, may vote for the election of directors. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will have no effect on the outcome of any matter that requires a plurality vote or the affirmative vote of a majority of the shares present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter and will have the effect of a negative vote on any matter.

      The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Company addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

      The stockholders named in the following table are those who are known to the Company to be the beneficial owners of 5% or more of the outstanding shares of Common Stock. Unless otherwise indicated, the information is as of April 17, 2000. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days.

      Name and Address                   Amount and Nature         Percent of
     of Beneficial Owner              of Beneficial Ownership     Common Stock
     -------------------              -----------------------     ------------

Gilder Gagnon Howe & Co. LLC
      1775 Broadway, 26th Floor             2,313,375 (1)            18.7%
      New York, New York 10019

The Kaufmann Fund, Inc.
      140 E. 45th Street, 43rd Floor        1,319,700 (2)            10.7%
      New York, NY  10017

Bruce Morgan                                  871,800 (3)             7.1%
      c/o Dispatch Management
      Services Corp.

(1) Gilder Gagnon Howe & Co. LLC possesses sole voting power with respect to 21,300 shares and shared dispositive power with respect to all 2,313,375 shares. The shares reported include 1,734,615 shares held in customer accounts over which members and/or employees of Gilder Gagnon Howe & Co. LLC have discretionary authority to dispose of or direct the disposition of the shares, 557,460 shares held in accounts owned by the members of Gilder Gagnon Howe & Co. LLC and their families, and 21,300 shares held in the account of the profit-sharing plan of Gilder Gagnon Howe & Co. LLC.

(2) This amount, as reflected in a report on Schedule 13G dated August 15, 1999, consists of 1,319,700 shares as to which the reporting person claims sole voting and dispositive power. The reporting person does not claim any shared voting or dispositive power.

(3) This amount includes 37,500 shares that may be acquired upon the exercise of options that are exercisable within 60 days. Bruce Morgan is the Company's Managing Director of International Operations.

                          STOCK OWNERSHIP OF DIRECTORS,
                    NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS
                          AND FORMER EXECUTIVE OFFICERS

      The following table and notes thereto set forth information, as of April 17, 2000, with respect to the beneficial ownership of shares of Common Stock by each director, each nominee for director and each current and former executive officer named by the Company in the Summary Compensation Table (the "Named Executive Officers") and, as a group, by the current directors and executive officers of the Company, based upon information furnished to the Company by such persons. Except as otherwise indicated, the Company believes that each beneficial owner listed below exercises sole voting and dispositive power.

                                                 Amount of Beneficial Ownership
                                                 ------------------------------
             Name of                                 Number of    Percentage of
         Beneficial Owner                             Shares      Common Stock
         ----------------                            ---------    -------------

Edward R. Allen (1) ............................       53,000           *

D. Keith Cobb (2) ..............................       20,000           *

                                                 Amount of Beneficial Ownership
                                                 ------------------------------
             Name of                                 Number of    Percentage of
         Beneficial Owner                             Shares      Common Stock
         ----------------                            ---------    -------------

Thomas J. Saporito (1) .........................        3,000           *

Anne T. Smyth (1) ..............................        3,000           *

H. Steve Swink (3) .............................      330,817         2.6%

Marko Bogoievski (4) ...........................      141,250         1.1%

Howard J. Ross (5) .............................       62,500           *

All Directors and Current Executive Officers
      As a Group (7 persons) ...................    1,420,054        11.1%

----------
*     Less than one percent (1%)

(1) This figure includes 3,000 shares that may be acquired upon exercise of options that are exercisable within 60 days.
(2) This figure includes 5,000 shares that may be acquired upon exercise of options that are exercisable within 60 days.
(3) This figure includes 255,917 shares that may be acquired upon exercise of options that are exercisable within 60 days.
(4) This figure includes 141,250 shares that may be acquired upon exercise of options that are exercisable within 60 days. Mr. Bogoievski has announced his resignation from the Company within the near future.
(5) This figure includes 62,500 shares that may be acquired upon exercise of options that are exercisable within 60 days. Howard J. Ross resigned from the Company on February 29, 2000.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The bylaws of the Company authorize the Board to set the number of directors and to classify the Board into three classes as nearly equal in number as possible. Effective September 29, 1999, the Board fixed the size of the Board at five to reflect the resignation of Michael Fiorito from the Board on September 17, 1999.

      The Board is divided into three classes of two, one and two directors each. The term of office of one class of directors expires each year and at each annual meeting the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors shall be elected and qualified.

      The two directorships to be voted upon at the Annual Meeting are presently filled by H. Steve Swink and Anne T. Smyth. The Board has nominated each of the two directors to stand for reelection at this annual meeting to the class of directors whose term expires in 2003. Each nominee has informed the Company that he or she is willing to serve for the term to which he or she is nominated if he or she is elected. If a nominee for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board.

      The information appearing in the following tables and the notes thereto has been furnished to the Company, where appropriate, by the nominees for director and the directors continuing in office with respect to: (i) the present principal occupation or employment of each respective nominee and continuing director and, if such principal occupation or employment has not been carried on during the past five years, the occupation or employment during such period,
(ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five years, and (iii) the directorships held by each respective nominee or continuing director on the boards of publicly-held and certain other corporations and entities:

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                                 If Elected,
                                                                Term Expires
                                             Served as            at Annual
                                             Director              Meeting
      Name and Principal Occupation            Since          of Stockholders in
      -----------------------------          ---------        ------------------

H. STEVE SWINK, age 58
      Mr. Swink has been Chairman              1998                  2003
      of the Board and Chief Executive
      Officer of the Company since
      January 28, 1999. H. Steve Swink
      served as acting Chairman of the
      Board from December 14, 1998 until
      January 28, 1999. From February
      11, 1998 to January 1999, Mr.
      Swink was a director of the
      Company. From August 1995 to
      August 1998, Mr. Swink served as
      President of the Coffee and
      Beverage Division of U.S. Office
      Products Company. From 1977 to
      August 1995, Mr. Swink served in
      various executive officer
      capacities, most recently as
      President of Coffee Butler
      Services, Inc., a coffee service
      business.

ANNE T. SMYTH, age 49
      Anne T. Smyth has been a                 1999                  2003
      director of the Company since
      March 8, 1999. Anne T. Smyth has
      held senior information Technology
      positions for the U.S. Office
      Products Company, most recently as
      Executive Vice President,
      E-Commerce, since January 1997.
      From 1979 to 1997, Ms. Smyth was
      President and founder of The
      Systems House, Inc., a
      privately-held systems integration
      organization based in Des Plaines,
      Illinois that was ultimately sold
      to U.S. Office Products Company in
      1996.

Vote Required for Approval

      The vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of a nominee as a director of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                         DIRECTORS CONTINUING IN OFFICE

                                                                Term Expires
                                             Served as            at Annual
                                             Director              Meeting
      Name and Principal Occupation            Since          of Stockholders in
      -----------------------------          ---------        ------------------

EDWARD ALLEN, age 59
      Edward Allen has been the Chairman       1999                  2001
      and Chief Executive Officer of
      InterCoastal Communities, a
      Developer of housing committees,
      since 1979 and Chairman of Port
      Developers L.C., a developer of
      Caribbean cruise ship ports, since
      1994, Mr. Allen is also a director
      of Chateau Communities and
      Vacation Break USA, Inc.

THOMAS J. SAPORITO, age 48
      Dr. Thomas J. Saporito has               1999                  2001
      been the Senior Vice President of
      and a member of the Executive
      Council of RHR International, an
      executive management consulting
      firm based in Philadelphia since
      1979.

D. KEITH COBB, age 59
      Retired since 1996, Dr. Keith            1999                  2001
      Cobb was the Chief Executive
      Officer of Alamo Rent A Car, Inc.,
      a travel-related group of
      Companies with revenues of $2
      billion, between 1995 and 1996,
      when Alamo was acquired by
      Republic Industries, Inc. Prior to
      that, Mr. Cobb served as National
      Managing Partner - Financial
      Services of KPMG LLP between 1993
      and 1995. Mr. Cobb serves on the
      Boards of Directors of the Federal
      Reserve Bank of Atlanta, Miami
      Branch Renaissance Cruise Lines,
      RHR International, First Fleet
      Corp., Laundromax and Capitol
      Guaranty Corp.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board held five meetings and three telephonic meetings during the year ended December 31, 1999. Not included in these totals are those instances in which the Board took action by written unanimous consent. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he or she served as a director and (ii) the total number of meetings held by any committee of the Board on which he or she served.

      The current committees of the Board, their principal functions and their respective memberships are listed below. These committees do not have the power to act on behalf of the Board and must make recommendations to the Board as a whole. The Company does not have a nominating committee. Its Board selects nominees for the Board. The bylaws of the Company provide that a stockholder who wants the Board to consider a particular person for nomination to the Board may recommend such person to the Board only if such stockholder delivers appropriate notice of such recommendation to the Secretary of the Company not less than 90 nor more than 150 days prior to the meeting. The Board has not addressed whether it will consider recommendations of stockholders for director candidates. In addition, any stockholder intending to nominate an individual for election to the Board at the Company's 2001 Annual Meeting of Stockholders must provide written notice to the Company not later than March 14, 2001.

Audit Committee

      D. Keith Cobb, Anne T. Smyth

      The Audit Committee's principal assignment is the oversight and review of the internal and external audit functions of the Company. The Board appointed D. Keith Cobb and Anne T. Smyth, both independent directors, to the Audit Committee on March 11, 1999. Mr. Cobb serves as chairman of the Audit Committee. The Audit Committee met twice during the year.

Compensation Committee

      Edward R. Allen, Thomas J. Saporito

      The Compensation Committee exercises overall authority with respect to the compensation, development and succession of executive personnel, subject to review by the Board. The Board appointed Edward R. Allen and Thomas J. Saporito to the Compensation Committee on March 11, 1999. Mr. Allen serves as chairman of the Compensation Committee. Prior to March 11, 1999, H. Steve Swink and a director who resigned in January 1999 served on the Compensation Committee. The Compensation Committee met three times during the year.

Technology Committee

      Anne T. Smyth

      The Technology Committee was created on March 11, 1999. This committee's principal assignment is to oversee the Company's investment and development in technology. The Board appointed Anne T. Smyth and Michael Fiorito to the Technology Committee on March 11, 1999. Ms. Smyth serves as chairman of the Technology Committee. Michael Fiorito resigned on September 17, 1999.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is composed of two independent, nonemployee directors. They have served as members of the Board since March 8, 1999. Set forth below is the report of the Compensation Committee with respect to executive compensation.

      Notwithstanding anything to the contrary, the following report of the Compensation Committee and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for administering the executive officer compensation and long-term stock incentive programs of the Company. The Company's compensation policies are designed: (a) to align closely the financial interests of the Company's executive officers with the financial interests of the Company's stockholders and thereby to enhance the Company's profitability and stockholder value; (b) to provide compensation packages that are competitive and will attract and retain qualified personnel; and (c) to reward individual performance. The Compensation Committee's programs consist of three elements, annual compensation, annual incentive bonus and long-term incentive compensation. The incentive compensation policies are designed to provide an incentive for executive officers to achieve the Company's goals by relating a substantial portion of executive compensation directly to the Company's performance.

      The salary levels for executive officers are reviewed by the Compensation Committee annually, taking into consideration a number of factors, including:
(i) the executive officer's individual performance, (ii) the Company's performance, (iii) the executive officer's position and responsibility, (iv) the executive officer's experience and expertise, and (v) market salaries for comparable positions. In approving salary recommendations, the Compensation Committee exercises subjective judgment using no specific weighting of the above factors. However, the Compensation Committee believes that base salaries that average at or are near the median for comparable companies are appropriate as a frame of reference for base salary decisions. Specific compensation for individual executive officers will vary from these levels as a result of the subjective judgment of the Compensation Committee. The Compensation Committee increased salary levels in 1999 for the executive officers other than the Chief Executive Officer based upon the factors outlined above. The Compensation Committee has recommended no change in executive officer base salaries for 2000.

      The Company does not currently have a formalized cash bonus plan in effect, although the Compensation Committee may award discretionary cash bonuses periodically to reflect outstanding individual performance. No cash bonuses were awarded to executive officers for 1999 in view of the Company's financial condition. As part of his February 2000 severance agreement, Mr. Ross agreed to permanently waive the right to receive a bonus for 1999, despite the terms of his employment agreement, which provided for a bonus pursuant to the provisions of a proposed bonus plan. In addition, Mr. Bogoievski has permanently waived the right to receive any bonus, notwithstanding similar provisions in his employment agreement.

      Stock option grants are reviewed by the Compensation Committee periodically, taking into consideration a number of factors, including: (i) the executive officer's individual performance, (ii) the Company's performance,
(iii) the executive officer's position and responsibility, (iv) the executive officer's experience and expertise, and (v) total market compensation for comparable positions. In approving option grant recommendations, the Compensation Committee exercises subjective judgment using no specific weighting of the above factors. The options granted to executive officers during 1999 are detailed in the "Executive and Director Compensation" table on page 10. These options were granted, in part, in recognition of the Compensation Committee's decision to not pay any cash bonuses.

      Chief Executive Officer Compensation. Mr. Swink's base salary for 1999 was determined at the time of the negotiation of his employment agreement to serve as the Company's Chief Executive Officer. The Board determined his base salary amount based upon the factors set forth above. The current members of the

Compensation Committee were not members of the Board at that time. The Compensation Committee did not increase Mr. Swink's base salary for the year 2000 from that set forth in his employment agreement dated February 1, 1999. In addition, as noted above, the Compensation Committee determined to not pay cash bonuses for 1999. In view of Mr. Swink's contributions to the Company's financial turnaround in 1999, however, and to provide him with additional incentive, the Compensation Committee awarded Mr. Swink an option to purchase 125,000 shares of Common Stock on December 21, 1999.

                                                         COMPENSATION COMMITTEE:
                                                                 Edward R. Allen
                                                              Thomas J. Saporito

                       EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

      Summary of Compensation. The following table shows information concerning the annual and long-term compensation earned by the Company's Chief Executive Officer and each of the Company's other executive officers as of December 31, 1999 whose total annual salary and bonus exceeded $100,000, (the "Named Executive Officers"):


                                                       Summary Compensation Table

                                        Annual Compensation                       Long-Term Compensation
                              ----------------------------------------   -------------------------------------
                                                               Other     Restricted   Securities
                                                              Annual       Stock      Underlying     All Other
Name and Principal                                           Compensa-    Award(s)     Options/      Compensa-
Position During 1999           Year   Salary      Bonus       tion (1)      ($)        SARs(#)         tion
--------------------           ----   ------      -----      ---------   ----------   ----------     ---------
H. Steve Swink                1999   $275,000        --         --           --        375,000           --
Chairman and CEO


Marko Bogoievski,             1999    244,167        --         --           --        150,000           --
Chief Financial Officer (2)
                              1998    135,246   $50,000         --           --         78,750           --


Howard J. Ross,               1999    175,000        --         --           --         50,000           --
General Counsel (3)
                              1998    123,958    50,000         --           --         25,000           --

------------

(1) Except as otherwise indicated, any perquisites received by a Named Executive Officer for the relevant fiscal year were in aggregate amounts that did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus.

(2) Mr. Bogoievski has announced his resignation from the Company within the near future.

(3)   Effective February 29, 2000, Mr. Ross resigned as General Counsel.

      Stock Options. The following table provides information related to options for shares of Common Stock granted to the Named Executive Officers during 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                Potential Realizable Value
                                 % of Total                                     at Assumed Annual Rates of
                                   Options                                                 Stock
                    Number of      Granted                                          Price Appreciation
                    Securities      to Em-    Exercise                              for Option Term (1)
                    Underlying   ployees in   or Base                           ---------------------------
                     Options        Fiscal     Price                Expiration
         Name       Granted #       Year     ($/share)  Grant Date     Date         5%              10%
         ----       ---------    ----------  ---------  ----------  ----------  ----------      -----------
H. Steve Swink       250,000        21.9%      $2.00      2/22/99     2/22/09    $314,447        $796,871
                     125,000        10.9        3.00     12/21/99    12/21/09     235,835         597,653

Marko Bogoievski     100,000         8.7        2.00      2/22/99     2/22/09     125,779         318,748
                      50,000         4.4        3.00     12/21/99    12/21/09      94,334         239,061

Howard J. Ross        50,000         4.4        2.00      2/22/99     2/22/09      62,889         159,374

All Optionees      1,144,500       100.0%    Various     Various     Various        N/A             N/A

----------

(1) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company's stock price. Because optionees received options with an exercise price equal to the market value on the date of grant, no gain is possible without an increase in stock prices, which will benefit all stockholders.

      The following table provides information related to any stock options for shares of Common Stock exercised by the Named Executive Officers during 1999 and certain information about unexercised options held by the Named Executive Officers at December 31, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                        Number of Securi-
                                                                           ties Underlying               Value of Unexer-
                                                                        Unexercised Options             cised In-the-Money
                                                                        at Fiscal Year-End              Options at Fiscal
                       Shares Acquired              Value                      (#)                          Year-End ($)
                         On Exercise              Realized                 Exercisable/                    Exercisable/
Name                         (#)                    ($)                   Unexercisable                   Unexercisable
----                   ---------------            --------              -------------------             ------------------
H. Steve Swink               --                     --                  255,917/149,083              $203,125/$31,250

Marko Bogoievski             --                     --                   141,250/87,500                 46,875/46,875

Howard J. Ross               --                     --                    62,500/12,500                      46,875/0

----------

(1) "In-the-money" options are options whose base (or exercise) price was less than the market price of the Common Stock at December 31, 1999. The value of such options was calculated assuming a stock price of $2.9375, which was the closing price of the Common Stock on the American Stock Exchange on December 31, 1999.

Compensation of Directors

      Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as a director. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each meeting of the Board, $1,000 for each committee meeting attended (unless held on the same day as a meeting of the Board), and $500 for each telephonic Board meeting. The Board recently increased director compensation for 2000 to provide for annual cash compensation of $10,000 per year to each director in addition to the per meeting amounts set forth in the previous sentence. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof incurred in their capacity as directors. Nonemployee directors receive automatically, without any action by the Committee, stock options upon first becoming directors with respect to 5,000 shares and then annually thereafter with respect to 3,000 shares on the first business day after each subsequent annual meeting of the stockholders of the Company.

Employment and Severance Agreements

      On February 1, 1999, H. Steve Swink entered into an employment agreement with the Company to serve as Chief Executive Officer of the Company. The term of the agreement runs from February 1, 1999 to January 31, 2001 and is automatically renewable for consecutive one-year terms unless either party sends notice of non-renewal. The employment agreement provides for an annual base salary of $300,000. Mr. Swink is eligible to participate in the Company's executive bonus pool, profit sharing, stock purchase plan or other incentive program available to the Company's senior executive officers. Pursuant to his employment agreement, on February 1, 1999 Mr. Swink was granted (i) an option to acquire 100,000 shares of Common Stock at an exercise price of $2.00 per share, which vested upon execution of the employment agreement, and (ii) an option to purchase an additional 150,000 shares of Common Stock at an exercise price of $2.00 per share, which vests ratably over the six calendar quarters following the date of the agreement. The Company will reimburse Mr. Swink for his cost of disability income insurance in the policy benefit amount of $10,000 per month, subject to customary terms and availability. Mr. Swink also received a $50,000 relocation allowance. The Company has agreed to maintain directors' and officers' liability insurance for the benefit of Mr. Swink of at least $25 million and to indemnify Mr. Swink for all third-party actions brought in connection with the performance of his duties as Chairman and Chief Executive Officer. On March 30, 1999, Mr. Swink's employment agreement was amended to conform the definition of "change in control" in his employment agreement to the definition used in the Company's 1997 Stock Incentive Plan, as amended. As a result of that amendment, Mr. Swink would have the option of terminating his employment agreement with the Company and receiving $600,000, provided that he gives fifteen days prior written notice of such termination within six months of a change in control.

      Marko Bogoievski, entered into an employment agreement with the Company to serve as Chief Financial Officer of the Company for an annual base salary of $180,000. In addition, the employment agreement provides for the payment of a bonus in the maximum amount of not less than $180,000 pursuant to a bonus plan that the Company agreed to adopt The employment agreement is for a term of two years commencing on February 5, 1998 and unless terminated, the term of the employment agreement continues thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. The employment agreement contains a non-solicitation covenant, which is effective during the term of such employment agreement and for a period of one year immediately following termination of employment. In the event of termination of employment by the Company without "cause" (as defined in the employment agreement), Mr. Bogoievski will be entitled to receive from the Company pursuant to the terms of the agreement: (i) any unpaid base salary, bonuses or benefits accrued through the date of termination; (ii) reimbursement of expenses incurred through the date of termination; (iii) the base salary for a period of the greater of the remainder of the term or one year from the date of termination at the annual rate thereof immediately preceding such termination; (iv) an annual bonus for a period of the greater of the remainder of the term of one year following such termination at an annual rate equal to the executive officer's annual bonus over the five fiscal years of the Company (or the period of employment if less than five years) immediately preceding the fiscal year in which the termination occurred, payable in equal installments together with the base salary; and (v) the continuation of group life, health and disability benefits for a period of the greater of the remainder of the term or one year from the date of termination. On August 16, 1998, Mr. Bogoievski's employment agreement was amended to temporarily reduce his salary to $90,000 for a period of 90 days. On March 1, 1999, Mr. Bogoievski's salary was increased to $250,000. On March 30, 1999, Mr. Bogoievski's employment agreement was amended to provide that, in the event of a "change in control" (as defined in Amendment 2 to the employment agreement), Mr. Bogoievski would have the option of terminating his employment agreement with the Company and receiving $500,000, provided that he gives fifteen days prior written notice of such termination within six months of a change in control. Mr. Bogoievski has announced his resignation from the Company within the near future.

      Howard J. Ross, who resigned on February 29, 2000 as the Company's General Counsel, entered into an employment agreement with the Company to serve as Associate Director -- Acquisitions. The employment agreement provided for an annual base salary of $175,000 and a term of two years commencing on February 6, 1998. In addition, the employment agreement provided for the payment of a bonus in a maximum amount equal to not less than $75,000 pursuant to a bonus plan that the Company agreement to adopt. Pursuant to his employment agreement, on February 6, 1998, Mr. Ross received an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $13.25 per share, vesting at a rate of 20% per year over five years. Mr. Ross's employment agreement provided also that Mr. Ross was eligible to receive additional stock options pursuant to the Company's 1997 Stock Incentive Plan, as amended, which are intended to be fully vested at the end of five years after the commencement of his employment and to have a value at that time of $1,000,000. The employment agreement contains a non-solicitation covenant, which is effective during the term of such employment agreement and for a period of one year immediately following termination of employment. In the event of termination of employment by the Company other than for "cause" (as defined in the employment agreement), death or disability, Mr. Ross will be entitled to receive: (i) any unpaid base salary, bonuses or benefits accrued through the date of termination; (ii) reimbursement of expenses incurred through the date of termination; (iii) the base salary for a period of the greater of the remainder of the term of the employment agreement or one year from the date of termination at the annual rate thereof immediately preceding such termination; (iv) an annual bonus for a period of the greater of the remainder of the term of one year following such termination at an annual rate equal to Mr. Ross's annual bonus over the five fiscal years of the Company (or the period of employment if less than five years) immediately preceding the fiscal year in which the termination occurred, payable in equal installments together with the base salary; and (v) the continuation of group life, health and disability benefits for a period of the greater of the remainder of the term or one year from the date of termination. On March 30, 1999, Mr. Ross's employment agreement was amended to provide that, in the event of a "change in control" (as defined in amendment one to the employment agreement), Mr. Ross would have the option of terminating his employment agreement with the Company and receiving $500,000, provided that he gives fifteen days prior written notice of such termination within six months of a change in control.

      On February 22, 2000, Mr. Ross entered into a severance agreement with the Company pursuant to which he will receive severance pay at a rate equal to $175,000 per year through May 31, 2000. In addition, the Board has accelerated the vesting of his February 22, 1999 grant of an option to purchase 50,000 shares of Common Stock at a price of $2.00 per share. Mr. Ross will have until March 1, 2001 to exercise that option.

                             STOCK PERFORMANCE GRAPH

      The graph reflects a cumulative total return on an investment of $100 on February 6, 1998, the date of the Company's initial public offering (the "IPO"), in the Company's Common Stock, the Russell 2000 Index and the Media General Financial Services Industry Group 760 Index, comprised of business services companies (the "MG Group Index"), and assumes dividend reinvestment through December 31, 1999. The returns of each company in the MG Group Index are weighted based upon market capitalization.

                COMPARISON OF CUMULATIVE TOTAL RETURN SINCE IPO*
                    AMONG DISPATCH MANAGEMENT SERVICES CORP.,
                      RUSSELL 2000 INDEX AND MG GROUP INDEX

[The table below represents a line graph in the printed material.]

                                              FISCAL YEAR ENDING
                       ------------------------------------------------------------------
COMPANY/INDEX/MARKET   2/06/1988  3/31/1998  6/30/1998  9/30/1998  12/31/1998  3/31/1999
Dispatch Mngt Svc         100.00     100.40     160.16      85.26       25.90      17.93

Business Services         100.00     115.71      96.63      78.70       97.96      86.77

Russell 2000 Index        100.00     111.82     106.61      85.13       98.75      93.08


                                              FISCAL YEAR ENDING
                       ------------------------------------------------------------------
COMPANY/INDEX/MARKET   6/30/1999  9/30/1999  12/31/1999
Dispatch Mngt Svc          17.73      14.34      18.73

Business Services          95.50      86.87     104.75

Russell 2000 Index        107.19     100.08     118.10

* Assumes $100 invested on February 6, 1998, including reinvestment of dividends; fiscal year ending December 31, 1999.

Note: Base price date is 2/06/1998

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership in Common Stock and other equity securities. Specific due dates for these records have been established and the Company is required to report in this proxy statement any failure to file these dates in 1999. H. Steve Swink was required to report the purchase of shares of Common Stock on a Form 4 filed no later than May 10, 1999, and such report was filed on June 10, 1999. Mr. Swink was also required to report two stock option grants on a Form 5 filed by February 14, 1999, and such grants were reported on a Form 4 filed on February 14, 2000.

                                   PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon recommendation of the Audit Committee of the Board, and subject to ratification by the stockholders, the Board has appointed Deloitte & Touche LLP as the Company's independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000. Deloitte & Touche LLP has served as the Company's independent public accountants since July 29, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from those attending the meeting.

Vote Required for Approval

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company's independent public accountants.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                  CERTAIN DEADLINES FOR THE 2001 ANNUAL MEETING

      Any stockholder proposal submitted to the Company pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and proxy relating to the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than December 29, 2000. If the Company does not receive notice of any other non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2001 by March 14, 2001, the proxy holders will retain discretionary authority to vote proxies on such matters if they are raised at the 2001 Annual Meeting of Stockholders.

                                  OTHER MATTERS

      The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

      To the extent that information contained in this Proxy Statement is within the knowledge of persons other than the management of the Company, the Company has relied on such persons for the accuracy and completeness thereof.

      Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

                          Adam Friedman Associates LLC
                          530 Fifth Avenue, 20th Floor
                          212/391-4866

      You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                        By Order of the Board of Directors,

                                        H. Steve Swink
                                        Chairman and Chief Executive Officer

Dated: April 28, 2000

                                   DETACH HERE
[COMPANY LOGO]

                      DISPATCH MANAGEMENT SERVICES CORP.
                                 COMMON STOCK                              PROXY

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 15, 2000.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

The undersigned hereby appoints H. Steve Swink and David Nadler, and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at the Roslyn Claremont Hotel, 1221 Old Northern Blvd., Roslyn, New York 11576, on June 15, 2000 at 9:00 a.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of the nominees as directors, and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000 if the applicable box is not marked, and at their discretion on any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. Election of H. Steve Swink and Anne T. Smyth to the class of directors whose terms expire in 2003.

      |_| FOR ALL NOMINEES   |_| WITHHELD FROM NOMINEES


                   |_| __________________________________________
                       For all nominees except as noted above

2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

      |_| FOR     |_| AGAINST    |_| ABSTAIN

                              Date: _______________________, 2000


                              __________________________________________________
                                                Signature


                              __________________________________________________
                                          Signature (if jointly held)

                              Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

                        |_|   MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                        |_|   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

          PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID
          ENVELOPE OR OTHERWISE TO AMERICAN STOCK TRANSFER & TRUST CO.,
                ATTN: KAREN LAZAR, 6201 15TH AVENUE, THIRD FLOOR,
                     BROOKLYN, NY 11219, SO THAT YOUR SHARES
                       CAN BE REPRESENTED AT THE MEETING.


                                      -2-